Exhibit 99.1

INmune Bio, Inc. Reports Third Quarter 2019 Financial Results and Provides Shareholder Update

LA JOLLA, Calif., Nov. 08, 2019 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), an immunology company developing treatments that harness the patient’s innate immune system to fight disease, today reported its financial results for the third quarter ended September 30, 2019 and is providing a business update.

Q3 2019 and Recent Highlights:

•	Launched NeuLiv(TM) program for the treatment of NASH
•	Presented data related to lead compound XPro1595 at the Society for Neuroscience's annual meeting
•	Announced a potential link between obesity and Alzheimer's Disease at the Society for Neuroscience 49th annual meeting: Dr. Malú Tansey’s new data was highlighted at the corresponding press conference
•	Announced USPTO Allowance of Key Patent Covering the Company’s DN-TNF Platform Technology for Treating Cancer
•	Presented XPro1595 for Treating Neuroinflammation in Alzheimer's Disease at 2019 Alzheimer's Association International Conference (AAIC) Satellite Symposium
•	Invited to present at industry meetings in the US and EU including Targeting Innate Immunity Congress, Inflammasome Therapeutics Summit and Markets&Markets Next Gen Immuno-Oncology Congress

“During the quarter we advanced our existing programs and expanded our pipeline of therapies reprograming the innate immune system to fight disease,” stated RJ Tesi, M.D., Chief Executive Officer of INmune Bio. “For our existing pipeline, we are looking to the up-coming Phase II trials for INB03 and Phase 1 trials of INKmune(TM) in Cancer and XPro1595 for Alzheimer’s Disease. Also, we expanded our pipeline with the launch of our NeuLiv(TM) program for the treatment of NASH which we expect to start a Phase 2a trial next year. Looking ahead, the team at INmune Bio is focused on executing against our upcoming milestones to maximize shareholder value.”

Upcoming Milestones:

•	4Q19 – First patient enrolled XPro1595 Alzheimer’s Disease trial
•	1H20 – Initiate INB03 Phase II cancer trial
•	2H20 – Initiate NeuLiv(TM) Phase IIa trial in NASH
•	2H20 – First patient enrolled INKmune(TM) cancer trial
•	2H20 – Phase I data on Alzheimer’s Disease XPro1595 AD data
•	Financial Results for the Third Quarter Ended September 30, 2019:
Net loss attributable to common stockholders for the third quarter ended September 30, 2019 was $3.1 million, compared to $1.5 million for the quarter ended September 30, 2018.

Research and development expense totaled approximately $1.2 million for the third quarter ended September 30, 2019, compared with approximately $0.7 million for the quarter ended September 30, 2018. Research and development expenses increased during the three months ended September 30, 2019 as a result of the further advancement of our drug platforms.

General and administrative expense was approximately $1.9 million in the quarter ended September 30, 2019, compared to approximately $0.9 million in the quarter ended September 30, 2018.  The $1.0 million increase in general and administrative expense is largely due to costs associated with being a public company.

At September 30, 2019, the Company had cash and cash equivalents of approximately $7.4 million with no debt.  During October 2019, the Company received $0.4 million of cash proceeds from Australia pursuant to a research and development tax credit.

As of November 8, 2019, the Company had 10.8 million common and 13.9 million fully diluted shares outstanding.

About INmune Bio, Inc.
INmune Bio, Inc.  is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms.  The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for cancer (INB03), Alzheimer’s (XPro595), and NASH (NeuLiv(TM)). The Innate Immune Priming Platform includes INKmune(TM) aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer.  INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Information about Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03 and XPro1595 are still in clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO (858) 964-3720
DMoss@INmuneBio.com

Investor Contact:
James Carbonara (646) 755-7412
James@haydenir.com

The following table summarizes our results of operations for the periods indicated:

INmune Bio, Inc.
BALANCE SHEETS
(Unaudited)

	As of
	September 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$7,382,661	$186,204
Research and development tax credit receivable	953,984	592,215
Other tax receivable	105,842	37,382
Joint development cost receivable	-	17,989
Prepaid expenses	122,030	15,552
Prepaid expenses – related party	118,602	-
Total current assets	8,683,119	849,342

Operating lease – right of use asset – related party	199,216	-
Acquired in-process research and development intangible assets	16,514,000	16,514,000
Total assets	$25,396,335	$17,363,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$337,238	$553,221
Accounts payable and accrued liabilities – related parties	162,111	270,545
Operating lease, current liability – related party	16,155	-
Total current liabilities	515,504	823,766

Long-term operating lease liability – related party	171,515	-
Total liabilities	687,019	823,766

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 10,762,473 and 8,719,441 shares issued and outstanding, respectively	10,762	8,719
Additional paid-in capital	43,661,265	25,446,196
Common stock issuable	50,000	4,676,000
Accumulated other comprehensive income (loss)	(54,749)	6,529
Accumulated deficit	(18,957,962)	(13,597,868)
Total stockholders’ equity	24,709,316	16,539,576
Total liabilities and stockholders’ equity	$25,396,335	$17,363,342

INmune Bio, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$-	$-	$-	$	$-
Operating expenses:
Research and development	1,167,986	654,690	2,415,390		2,362,721
General and administrative	1,916,200	885,151	4,550,306		8,197,367
Waiver of common stock issuable	-	-	(1,542,000)		-
Total operating expenses	3,084,186	1,539,841	5,423,696		10,560,088
Loss from operations	(3,084,186)	(1,539,841)	(5,423,696)		(10,560,088)
Other income:
Interest income	17,220	-	63,602		-
Total	17,220	-	63,602		-
Net loss	$(3,066,966)	$(1,539,841)	$(5,360,094)		$(10,560,088)
Basic and diluted loss per common share	$(0.28)	$(0.18)	$(0.53)		$(1.22)
Weighted average common shares outstanding, basic and diluted	10,762,473	8,719,441	10,105,675		8,662,298

COMPREHENSIVE LOSS
Net loss	$(3,066,966)	$(1,539,841)	$(5,360,094)		$(10,560,088)
Other comprehensive loss – loss on foreign currency translation	(35,542)	(7,623)	(61,278)		(23,233)

Total comprehensive loss	$(3,102,508)	$(1,547,464)	$(5,421,372)		$(10,583,321)

INmune Bio, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(5,360,094)	$(10,560,088)
Adjustments to reconcile net loss to:
Net cash used in operating activities:
Stock-based compensation	2,924,091	9,046,542
Waiver of common stock issuable	(1,542,000)	-
Changes in operating assets and liabilities:
Research and development tax credit receivable	(361,769)	(217,634)
Other tax receivable	(68,460)	84,169
Joint development cost receivable	17,989	106,878
Prepaid expenses	(106,478)	(5,129)
Prepaid expenses – related party	(118,602)	46,931
Accounts payable and accrued liabilities	(215,983)	63,366
Accounts payable and accrued liabilities – related parties	(108,434)	(161,652)
Operating lease liability – related party	(11,546)	-
Net cash used in operating activities	(4,951,286)	(1,596,617)

Cash flows from financing activities:
Net proceeds from sale of common stock	12,209,021	900,000
Net cash provided by financing activities	12,209,021	900,000

Impact on cash from foreign currency translation	(61,278)	(23,233)

Net increase (decrease) in cash and cash equivalents	7,196,457	(719,850)
Cash and cash equivalents – beginning	186,204	1,370,711
Cash and cash equivalents – ending	$7,382,661	$650,861

Cash paid during the period for:
Income Taxes	$-	$-
Interest	$-	$-

Noncash investing and financing activity:
Issuance of warrants to placement agents	$247,452	$-
Issuance of common stock issuable	$3,084,000	$-

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